For Immediate Release

U.S. ENERGY CORP. TO PRESENT AT THE SOUTHERN CALIFORNIA INVESTMENT ASSOCIATION’S “SPRING INTO ACTION” CAPITAL CONFERENCE ON APRIL 3, 2010

RIVERTON, Wyoming – March 31, 2010 – U.S. Energy Corp. (NASDAQ Capital Market: “USEG”) (“USE” or the “Company”), a natural resources exploration and development company with interests in oil and gas, molybdenum, geothermal, and real estate assets, today announced that members of its management team will be presenting at The Southern California Investment Association (“SCIA”) “Spring Into Action” Capital Conference on Saturday April 3, 2010.  The conference will be held in Irvine, California at the Hilton Irvine/ Orange County Airport Hotel (949-833-9999), 18800 Mac Arthur Blvd., Irvine, CA  92612.  The presentation will post on SCIA’s website 48 hours after the event, and can be seen at www.sciaconference.com, by clicking the “Watch Recent Presenters Here” link.  A copy of the presentation materials will be available immediately following the conference on the Company’s website at www.usnrg.com, under the corporate presentation link on the homepage.

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About U.S. Energy Corp.

U.S. Energy Corp. is a diversified natural resource company with interests in oil and gas, molybdenum, geothermal and real estate assets.  The Company is headquartered in Riverton, Wyoming, and its common stock is listed on The NASDAQ Capital Market under the symbol “USEG”.

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For further information, please contact:

Reggie Larsen                                                                            Nick Hurst
Director of Investor Relations                                                  The Equicom Group
U.S. Energy Corp.                                                                        Investor Relations
1-800-776-9271                                                                             1-403-538-4845
Reggie@usnrg.com                                                                    nhurst@equicomgroup.com